Exhibit 99.2 SVC Service Properties Trust Nasdaq Listed Third Quarter 2020 Supplemental Operating and Financial Data Royal Sonesta Chase Park Plaza St. Louis, MO All amounts in this report are unaudited.

Table of Contents (1) CORPORATE INFORMATION Company Profile 4 Investor Information 5 Research Coverage 6 FINANCIALS Key Financial Data 8 Condensed Consolidated Balance Sheets 9 Condensed Consolidated Statements of Income 10 Calculation of EBITDA, EBITDAre and Adjusted EBITDAre 11 Calculation of FFO and Normalized FFO 12 Notes to Condensed Consolidated Statements of Income, EBITDAre, Normalized FFO and Hotel EBITDA 13 Debt Summary 14 Debt Maturity Schedule 15 Leverage Ratios, Coverage Ratios and Public Debt Covenants 16 Capital Expenditure and Restricted Cash Activity 17 Property Acquisition and Disposition Information Since January 1, 2020 18 PORTFOLIO INFORMATION Portfolio Summary 20 Consolidated Portfolio by Brand Affiliation 21 Consolidated Portfolio Diversification by Industry 22 Hotel Portfolio by Brand 23 Hotel Operating Agreement Information 24, 25 Hotel Operating Statistics by Operating Agreement 26, 27 Hotel Operating Statistics by Service Level 28 Calculation and Reconciliation of Hotel EBITDA - Comparable Hotels 29 Calculation and Reconciliation of Hotel EBITDA - All Hotels 30 Hotel Coverage by Operating Agreement 31 Net Lease Portfolio by Brand 32 Net Lease Portfolio by Industry 33 Net Lease Portfolio by Tenant (Top 10) 34 Net Lease Portfolio Expiration Schedule 35 Net Lease Portfolio Occupancy and Leasing Summary 36 Non-GAAP Financial Measures and Certain Definitions 37, 38 WARNING CONCERNING FORWARD-LOOKING STATEMENTS 39 (1) Please refer to non-GAAP Financial Measures and Certain Definitions for terms used throughout the document. SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020 2

Corporate Information Sonesta Resort 130 Shipyard Drive Hilton Head, SC SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020 3

Company Profile

The Company:

Service Properties Trust, or SVC, we, our or us, is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and net lease service and necessity-based retail properties across the United States and in Puerto Rico and Canada with 149 distinct brands across 23 distinct industries. SVC is a component of 135 market indices and it comprises more than 1% of the following index as of September 30, 2020: Bloomberg REIT Hotels Index (BBREHOTL).

Management:

SVC is managed by The RMR Group LLC, or RMR LLC, the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), or RMR Inc., RMR LLC is an alternative asset management company that was founded in 1986 to manage real estate companies and related businesses. RMR LLC primarily provides management services to four publicly traded equity REITs and three real estate related operating businesses. In addition to managing SVC, RMR LLC manages Industrial Logistics Properties Trust, a REIT that owns industrial and logistics properties, Office Properties Income Trust, a REIT that owns buildings primarily leased to single tenants and those with high credit quality characteristics such as government entities, and Diversified Healthcare Trust, a REIT that primarily owns high-quality, private-pay healthcare properties like medical office and life science properties, senior living communities and wellness centers. RMR LLC also provides management services to Five Star Senior Living Inc., a publicly traded operator of senior living communities, Sonesta Holdco Corporation and its subsidiaries, or Sonesta, a privately owned operator and franchisor of hotels (including some of the hotels that SVC owns) and cruise ships, and TravelCenters of America Inc., or TA, a publicly traded operator and franchisor of travel centers along the U.S. Interstate Highway System (including 179 travel centers that SVC owns), and standalone truck service facilities and restaurants. RMR also advises RMR Mortgage Trust, which is in the process of converting from a registered investment company to a publicly traded mortgage REIT, and Tremont Mortgage Trust, a publicly traded mortgage REIT, both of which will focus on originating and investing in floating rate first mortgage loans, secured by middle market and transitional commercial real estate, through wholly owned Securities and Exchange Commission, or SEC, registered investment advisory subsidiaries. As of September 30, 2020, RMR LLC had $32.1 billion of real estate assets under management and the combined RMR LLC managed companies had approximately $12 billion of annual revenues, over 2,100 properties and approximately 42,500 employees. We believe that being managed by RMR LLC is a competitive advantage for SVC because of RMR LLC's depth of management and experience in the real estate industry. We also believe RMR LLC provides management services to us at costs that are lower than we would have to pay for similar quality services if we were self managed.

Corporate Headquarters:

Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634
(t) (617) 964-8389

Stock Exchange Listing:

Nasdaq

Trading Symbol:

Common Shares: SVC

Senior Unsecured Debt Ratings:

Standard & Poor's: BB-
Moody's: Ba1/ Baa3 (1)

(1) Baa3 rating assigned to guaranteed Senior Unsecured Notes.

Key Data (as of September 30, 2020):

(dollars in 000s)

Total properties:		1,133
Hotels		329
Net lease properties		804
Number of hotel rooms/suites		51,404
Total net lease square feet		13,682,478
Q3 2020 total revenues	$	296,495
Q3 2020 net loss	$	(102,642)
Q3 2020 Normalized FFO	$	23,195
Q3 2020 Adjusted EBITDAre	$	103,611

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020

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Investor Information

Board of Trustees

Laurie B. Burns
Independent Trustee

Robert E. Cramer
Independent Trustee

Donna D. Fraiche
Independent Trustee

John L. Harrington
Lead Independent Trustee

William A. Lamkin
Independent Trustee

John G. Murray
Managing Trustee

Adam D. Portnoy
Chair of the Board & Managing Trustee

Senior Management

John G. Murray
President and Chief Executive Officer

Brian E. Donley
Chief Financial Officer and Treasurer

Ethan S. Bornstein
Senior Vice President

Todd W. Hargreaves
Vice President and Chief Investment Officer

Contact Information

Investor Relations
Service Properties Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634
(t) (617) 964-8389
(email) info@svcreit.com
(website) www.svcreit.com

Inquiries
Investor and media inquiries should be directed to Kristin Brown, Director, Investor Relations at (617) 796-8232, or kbrown@rmrgroup.com.

Financial inquiries should be directed to Brian E. Donley, Chief Financial Officer and Treasurer, at (617) 964-8389 or bdonley@rmrgroup.com.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020 5

Research Coverage Equity Research Coverage B. Riley | FBR BTIG Janney Montgomery Scott Bryan Maher James Sullivan Tyler Batory (646) 885-5423 (212) 738-6139 (215) 665-4448 bmaher@fbr.com jsullivan@btig.com tbatory@janney.com Wells Fargo Securities Dori Kesten (617) 603-4233 dori.kesten@wellsfargo.com Rating Agencies Moody’s Investors Service S&P Global Reed Valutas Michael Souers (212) 553-14169 (212) 438-2508 reed.valutas@moodys.com michael.souers@spglobal.com SVC is followed by the analysts and its publicly held debt is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding SVC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SVC or its management. SVC does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies. SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020 6

FINANCIALS Sonesta ES Suites 1200 Hilmar Court Montgomery, AL SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020 7

Key Financial Data (dollars in thousands, except per share data) As of and For the Three Months Ended 9/30/2020 6/30/2020 3/31/2020 12/31/2019 9/30/2019 Selected Balance Sheet Data: Total gross assets $ 12,009,267 $ 12,026,904 $ 12,206,842 $ 12,154,728 $ 12,602,187 Total assets $ 8,796,673 $ 8,879,545 $ 8,996,623 $ 9,033,967 $ 9,515,503 Total liabilities $ 6,554,589 $ 6,533,824 $ 6,614,357 $ 6,528,089 $ 6,906,517 Total shareholders' equity $ 2,242,084 $ 2,345,721 $ 2,382,266 $ 2,505,878 $ 2,608,986 Selected Income Statement Data: Total revenues $ 296,495 $ 214,940 $ 483,766 $ 580,906 $ 599,772 Net income (loss) $ (102,642) $ (37,349) $ (33,650) $ (14,893) $ 40,074 FFO $ 23,195 $ 117,924 $ 123,084 $ 147,830 $ 147,184 Normalized FFO $ 23,195 $ 78,158 $ 123,084 $ 151,622 $ 155,635 Adjusted EBITDAre $ 103,611 $ 152,166 $ 195,137 $ 227,013 $ 209,545 Per Common Share Data (basic and diluted): Net income (loss) $ (0.62) $ (0.23) $ (0.20) $ (0.09) $ 0.24 FFO $ 0.14 $ 0.72 $ 0.75 $ 0.90 $ 0.90 Normalized FFO $ 0.14 $ 0.48 $ 0.75 $ 0.92 $ 0.95 Dividend Data: Annualized dividends paid per share during the period $ 0.04 $ 0.04 $ 2.16 $ 2.16 $ 2.16 Annualized dividend yield (at end of period) 0.5% 0.6% 40.0% 8.9% 8.4 % Normalized FFO payout ratio 7.1% 2.1% 72.0% 58.7% 56.8 % SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020 8

Condensed Consolidated Balance Sheets (dollars in thousands, except per share data) As of September 30, 2020 As of December 31, 2019 ASSETS Real estate properties: Land $ 2,017,431 $ 2,066,602 Buildings, improvements and equipment 9,058,542 9,318,434 Total real estate properties, gross 11,075,973 11,385,036 Accumulated depreciation (3,212,594) (3,120,761) Total real estate properties, net 7,863,379 8,264,275 Acquired real estate leases and other intangibles, net 338,430 378,218 Assets held for sale 191,202 87,493 Cash and cash equivalents 47,847 27,633 Restricted cash 38,130 53,626 Due from related persons 58,648 68,653 Other assets, net 259,037 154,069 Total assets $ 8,796,673 $ 9,033,967 LIABILITIES AND SHAREHOLDERS' EQUITY Unsecured revolving credit facility $ 80,086 $ 377,000 Unsecured term loan, net 397,523 397,889 Senior unsecured notes, net 5,734,565 5,287,658 Security deposits 284 109,403 Accounts payable and other liabilities 334,475 335,696 Due to related persons 7,656 20,443 Total liabilities 6,554,589 6,528,089 Shareholders' equity: Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 164,823,833 and 164,563,034 shares issued and outstanding 1,648 1,646 Additional paid in capital 4,549,466 4,547,529 Cumulative other comprehensive loss 63 — Cumulative net income available for common shareholders 3,318,004 3,491,645 Cumulative common distributions (5,627,097) (5,534,942) Total shareholders' equity 2,242,084 2,505,878 Total liabilities and shareholders' equity $ 8,796,673 $ 9,033,967 SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020 9

Condensed Consolidated Statements of Income (dollars in thousands, except per share data) For the Three Months Ended For the Nine Months Ended September 30, September 30, 2020 2019 2020 2019 Revenues: Hotel operating revenues (1) $ 199,719 $ 525,290 $ 700,578 $ 1,521,368 Rental income (2) 96,776 73,619 294,432 210,509 FF&E reserve income (3) — 863 201 3,365 Total revenues 296,495 599,772 995,211 1,735,242 Expenses: Hotel operating expenses (1) 174,801 377,895 492,906 1,076,011 Other operating expenses 3,705 1,707 11,029 4,419 Depreciation and amortization 122,204 103,160 377,557 301,721 General and administrative (4) 12,295 12,464 37,621 36,906 Loss on asset impairment (5) 10,248 — 55,502 — Total expenses 323,253 495,226 974,615 1,419,057 Gain (loss) on sale of real estate (6) 109 — (9,655) 159,535 Gain on insurance settlement (7) — — 62,386 — Dividend income — — — 1,752 Unrealized gains (losses) on equity securities, net (8) 5,606 (3,950) 4,409 (43,761) Interest income 6 688 283 1,774 Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $3,877, $2,689, $10,651 and $7,829 respectively) (80,532) (52,375) (223,679) (151,742) Loss on early extinguishment of debt (9) — (8,451) (6,970) (8,451) Income (loss) before income taxes and equity in earnings (losses) of an investee (101,569) 40,458 (152,630) 275,292 Income tax benefit (expense) (7) 296 (467) (16,706) (1,266) Equity in earnings (losses) of an investee (10) (1,369) 83 (4,305) 617 Net income (loss) $ (102,642) $ 40,074 $ (173,641) $ 274,643 Weighted average common shares outstanding (basic) 164,435 164,321 164,397 164,294 Weighted average common shares outstanding (diluted) 164,435 164,348 164,397 164,332 Net income (loss) per common share (basic and diluted) $ (0.62) $ 0.24 $ (1.06) $ 1.67 See notes on page 13. SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020 10

Calculation of FFO and Normalized FFO

(amounts in thousands, except per share data)

		For the Three Months Ended					For the Nine Months Ended	
		9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	9/30/2020	9/30/2019
Net income (loss)		$ (102,642)	$ (37,349)	$ (33,650)	$ (14,893)	$ 40,074	$ (173,641)	$ 274,643
Add (Less):	Depreciation and amortization	122,204	127,427	127,926	126,727	103,160	377,557	301,721
	(Gain) loss on sale of real estate (6)	(109)	2,853	6,911	—	—	9,655	(159,535)
	Loss on asset impairment (5)	10,248	28,514	16,740	39,296	—	55,502	—
	Unrealized gains and losses on equity securities, net (8)	(5,606)	(3,848)	5,045	(3,300)	3,950	(4,409)	43,761
	Adjustments to reflect the entity's share of FFO attributable to an investee (10)	(900)	327	112	—	—	(461)	—
FFO		23,195	117,924	123,084	147,830	147,184	264,203	460,590
Add (Less):	Acquisition and transaction related costs (12)	—	—	—	1,795	—	—	—
	Loss on early extinguishment of debt (9)	—	6,970	—	—	8,451	6,970	8,451
	Loss contingency (13)	—	—	—	1,997	—	—	—
	Gain on insurance settlement, net of tax (7)	—	(46,736)	—	—	—	(46,736)	—
Normalized FFO		$ 23,195	$ 78,158	$ 123,084	$ 151,622	$ 155,635	$ 224,437	$ 469,041
Weighted average shares outstanding (basic)		164,435	164,382	164,370	164,364	164,321	164,397	164,294
Weighted average shares outstanding (diluted)		164,435	164,382	164,370	164,364	164,348	164,397	164,332
Basic and diluted per share common share amounts:								
Net income (loss)		$ (0.62)	$ (0.23)	$ (0.20)	$ (0.09)	$ 0.24	$ (1.06)	$ 1.67
FFO		$ 0.14	$ 0.72	$ 0.75	$ 0.90	$ 0.90	$ 1.61	$ 2.80
Normalized FFO		$ 0.14	$ 0.48	$ 0.75	$ 0.92	$ 0.95	$ 1.37	$ 2.85

See Notes on page 13.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020

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Calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re*

(in thousands)	For the Three Months Ended					For the Nine Months Ended	
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	9/30/2020	9/30/2019
Net income (loss)	$ (102,642)	$ (37,349)	$ (33,650)	$ (14,893)	$ 40,074	$ (173,641)	$ 274,643
Add (Less): Interest expense	80,532	72,072	71,075	73,384	52,375	223,679	151,742
Income tax expense (benefit) [7]	(296)	16,660	342	1,527	467	16,706	1,266
Depreciation and amortization	122,204	127,427	127,926	126,727	103,160	377,557	301,721
EBITDA	99,798	178,810	165,693	186,745	196,076	444,301	729,372
Add (Less): (Gain) loss on sale of real estate [6]	(109)	2,853	6,911	—	—	9,655	(159,535)
Loss on asset impairment [5]	10,248	28,514	16,740	39,296	—	55,502	—
EBITDA*re*	109,937	210,177	189,344	226,041	196,076	509,458	569,837
Add (Less): General and administrative expense paid in common shares [11]	863	832	590	480	1,068	2,285	2,369
Adjustments to reflect the entity's share of EBITDA attributable to an investee [10]	(1,583)	421	158	—	—	(1,004)	—
Estimated business management incentive fee [4]	—	—	—	—	—	—	—
Acquisition and transaction related costs [12]	—	—	—	1,795	—	—	—
Loss on early extinguishment of debt [9]	—	6,970	—	—	8,451	6,970	8,451
Gain on insurance settlement [7]	—	(62,386)	—	—	—	(62,386)	—
Unrealized (gains) losses on equity securities, net [8]	(5,606)	(3,848)	5,045	(3,300)	3,950	(4,409)	43,761
Loss contingency [13]	—	—	—	1,997	—	—	—
Adjusted EBITDA*re*	$ 103,611	$ 152,166	$ 195,137	$ 227,013	$ 209,545	$ 450,914	$ 624,418

See Notes on page 13.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020

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Notes to Condensed Consolidated Statements of Income and Calculations of EBITDAre, Normalized FFO and Hotel EBITDA (dollar amounts in thousands, except share data) (1) As of September 30, 2020, we owned 329 hotels; 328 of these hotels were managed by hotel operating companies and one hotel was leased to a hotel operating company. Our condensed consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from our leased hotel. When managers of these hotels are required to fund the shortfalls of minimum returns under the terms of our management agreements or their guarantees, we reflect such fundings (including security deposit applications) in our condensed consolidated statements of income as a reduction of hotel operating expenses. The reduction to hotel operating expenses was $30,474 and $2,404 for the three months ended September 30, 2020 and 2019, respectively, and $222,134 and $21,775 for the nine months ended September 30, 2020 and 2019, respectively. When we reduce the amounts of the security deposit we hold for any of our operating agreements for payment deficiencies, it does not result in additional cash flows to us of the deficiency amounts, but reduces the refunds due to the respective tenants or managers who have provided us with these deposits upon expiration of the applicable operating agreement. The security deposits are non-interest bearing and are not held in escrow. Certain of our guarantees and our security deposits may be replenished by a share of future cash flows from the applicable hotel operations in excess of the minimum returns due to us, certain fees to the manager, or working capital advances, if any, pursuant to the terms of the applicable agreements. When our guarantees and security deposits are replenished by cash flows from hotel operations, we reflect such replenishments in our condensed consolidated statements of income as an increase to hotel operating expenses. There were no such replenishments for either of the three or nine months ended September 30, 2020, respectively, and replenishments of $2,405 and $8,519 for the three and nine months ended September 30, 2019, respectively. (2) We increased rental income by $2,370 for the three months ended September 30, 2020, reduced rental income by $3,046 in the three months ended September 30, 2019 and reduced rental income by $298 and $7,368 for the nine months ended September 30, 2020 and 2019, respectively, to record scheduled rent changes under certain of our leases, the deferred rent obligations under our leases with TA and the estimated future payments to us under our leases with TA for the cost of removing underground storage tanks on a straight line basis. (3) Various percentages of total sales at certain of our hotels are escrowed as reserves for future renovations or refurbishments, or FF&E reserve escrows. We own all the FF&E reserve escrows for our hotels. We report deposits by our tenants into the escrow accounts under our hotel leases as FF&E reserve income. We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income. (4) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our consolidated statements of income. In calculating net income (loss) in accordance with generally accepted accounting principles, or GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), we do not include these amounts in the calculation of Normalized FFO or Adjusted EBITDAre until the fourth quarter, which is when the business management incentive fee expense amount for the year, if any, is determined. No business management incentive fee expense was recorded for the three and nine months ended September 30, 2020 or 2019. (5) We recorded a $10,248 loss on asset impairment during the three months ended September 30, 2020 to reduce the carrying value of one hotel and two net lease properties to their estimated fair value. We recorded a $55,502 loss on asset impairment during the nine months ended September 30, 2020 to reduce the carrying value of 18 hotel properties and eight net lease properties to their estimated fair value. (6) We recorded a $109 net gain on sale of real estate during the three months ended September 30, 2020 in connection with the sales of five net lease properties and a $9,655 net loss on sales of 15 net lease properties during the nine months ended September 30, 2020. We recorded a $159,535 gain on sale of real estate during the three months ended March 31, 2019 in connection with the sales of 20 travel centers. (7) We recorded a $62,386 gain on insurance settlement during the nine months ended September 30, 2020 for insurance proceeds received with respect to our leased hotel in San Juan, PR related to Hurricane Maria. Under GAAP, we were required to increase the building basis of our San Juan hotel for the amount of the insurance proceeds. We also recorded a $15,650 deferred tax liability as a result of the book value to tax basis difference related to this accounting in the nine months ended September 30, 2020 (8) Unrealized gains (losses) on equity securities, net represent the adjustment required to adjust the carrying value of our former investment in RMR Inc. common stock and our investment in TA common shares to their fair value. We sold our RMR Inc. shares in July 2019. (9) We recorded a $6,970 loss on extinguishment of debt, net of unamortized discount and deferred financing costs, relating to our repurchase of $350,000 principal amount of our $400,000 of 4.25% senior notes due 2021, for an aggregate purchase price of $355,971, excluding accrued interest. We recorded a $8,451 loss on early extinguishment of debt in the three months ended September 30, 2019 related to the termination of a term loan commitment we arranged in connection with the acquisition of a net lease portfolio. (10) Represents our proportionate share of our equity investment in Sonesta during the three and nine months ended September 30, 2020 and Affiliates Insurance Company during the three and nine months ended September 30, 2019. (11) Represents equity compensation awarded to our trustees, our employees and certain other employees of RMR LLC. (12) Acquisition and transaction related costs represents costs related to our exploration of possible financing transactions. (13) We recorded a $1,997 loss contingency during the three months ended December 31, 2019 for an expected settlement of a historical pension withdrawal liability for a hotel we rebranded. (14) We are amortizing a liability we recorded for the fair value of our initial investment in Sonesta as a reduction to hotel operating expenses in our condensed consolidated statements of comprehensive income. We reduced hotel operating expenses by $621 and $1,448 for the three and nine months ended September 30, 2020, respectively, for this liability. SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020 13

Debt Summary

As of September 30, 2020
(dollars in thousands)

	Interest Rate		Principal Balance	Maturity Date		Due at Maturity	Years to Maturity
Floating Rate Debt:							
$1,000,000 revolving credit facility (1) (2)	2.550 %	$	80,086	7/15/22	$	80,086	1.8
$400,000 term loan (3)	2.750 %		400,000	7/15/23		400,000	2.8
Subtotal / weighted average	2.717 %	$	480,086		$	480,086	2.6
Unsecured Fixed Rate Debt:							
Senior unsecured notes due 2021	4.250 %	$	50,000	2/15/21	$	50,000	0.4
Senior unsecured notes due 2022	5.000 %		500,000	8/15/22		500,000	1.9
Senior unsecured notes due 2023	4.500 %		500,000	6/15/23		500,000	2.7
Senior unsecured notes due 2024	4.650 %		350,000	3/15/24		350,000	3.5
Senior unsecured notes due 2024	4.350 %		825,000	10/1/24		825,000	4.0
Senior unsecured notes due 2025	4.500 %		350,000	3/15/25		350,000	4.5
Senior unsecured notes due 2025 (4)	7.500 %		800,000	9/15/25		800,000	5.0
Senior unsecured notes due 2026	5.250 %		350,000	2/15/26		350,000	5.4
Senior unsecured notes due 2026	4.750 %		450,000	10/1/26		450,000	6.0
Senior unsecured notes due 2027	4.950 %		400,000	2/15/27		400,000	6.4
Senior unsecured notes due 2028	3.950 %		400,000	1/15/28		400,000	7.3
Senior unsecured notes due 2029	4.950 %		425,000	10/1/29		425,000	9.0
Senior unsecured notes due 2030	4.375 %		400,000	2/15/30		400,000	9.4
Subtotal / weighted average	5.025 %	$	5,800,000		$	5,800,000	5.2
Total / weighted average (5)	4.848 %	$	6,280,086		$	6,280,086	5.0

(1) We are required to pay interest on borrowings under our revolving credit facility at a rate of LIBOR plus a premium of 205 basis points per annum, subject to an interest rate floor of 0.50%. We also pay a facility fee of 30 basis points per annum on the total amount of lending commitments under our revolving credit facility. Both the interest rate premium and facility fee are subject to adjustment based upon changes to our credit ratings.The interest rate listed above is as of September 30, 2020. Subject to the payment of an extension fee and meeting certain other conditions, we may extend the maturity date of our credit facility for two additional six month periods.

(2) Under the terms of our November 2020 amendment to the credit agreement governing our credit facility, we have provided equity pledges on certain of our property owning subsidiaries and have agreed to provide first mortgage liens on 74 properties owned by the pledging subsidiaries to secure our obligations under the credit agreement.

(3) We are required to pay interest on the amount outstanding under our term loan at a rate of LIBOR plus a premium of 225 basis points per annum, subject to adjustment based on changes to our credit ratings. The interest rate listed above is as of September 30, 2020. We repaid this term loan on November 5, 2020 through drawings under our revolving credit facility.

(4) The notes are guaranteed by certain of our subsidiaries.

(5) The carrying value of our total debt of $6,212,174 as of September 30, 2020 is net of unamortized discounts and premiums and certain issuance costs totaling $67,912.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020

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Debt Maturity Schedule As of September 30, 2020 1,250 1,000 750 $400 $80 $1,175 $1,150 $ (Millions) 500 $800 250 $500 $500 $400 $400 $425 $400 $50 0 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 Fixed rate bonds Revolving Credit Facility (1) Term loan (2) (1) Represents amounts outstanding under our $1,000,000 revolving credit facility at September 30, 2020. (2) Represents amounts outstanding on our term loan at September 30, 2020. We repaid this term loan on November 5, 2020 through drawings under our revolving credit facility. SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020 15

Leverage Ratios, Coverage Ratios and Public Debt Covenants

	As of and For the Three Months Ended				
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Leverage Ratios:					
Net debt / total gross assets	51.9 %	51.7 %	50.4 %	50.2 %	51.8 %
Net debt / gross book value of real estate assets	54.4 %	54.1 %	52.0 %	52.0 %	56.0 %
Secured debt/ total assets	14.0 %	13.8 %	0.0 %	0.0 %	0.0 %
Variable rate debt / Net debt	7.7 %	7.0 %	13.9 %	12.7 %	18.2 %
Coverage Ratios:					
Adjusted EBITDA*re* / interest expense	1.3x	2.1x	2.7x	3.1x	4.0x
Net debt / annualized Adjusted EBITDA*re* (1)	15.0x	10.2x	7.9x	6.7x	6.6x

	As of and For the Trailing Twelve Months Ended				
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Public Debt Covenants:					
Total debt / adjusted total assets - allowable maximum 60.0%	50.4 %	50.1 %	49.6 %	49.4 %	51.1 %
Secured debt / adjusted total assets - allowable maximum 40.0%	3.9 %	3.5 %	0.0 %	0.0 %	0.0 %
Consolidated income available for debt service / debt service - required minimum 1.50x	2.05x	2.85x	2.87x	2.86x	2.61x
Total unencumbered assets / unsecured debt - required minimum 150%	197.2 %	199.5 %	201.5 %	202.5 %	195.8 %

(1) We completed the SMTA Transaction on September 20, 2019. For purposes of calculating coverage ratios for the three months ended September 30, 2019, we included our pro forma estimates of the annualized Adjusted EBITDAre that we would have realized from this portfolio if we had owned it since the beginning of that three-month period.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020

16

Capital Expenditure and Restricted Cash Activity

(dollars in thousands)

Capital Expenditures	For the Three Months Ended				
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Hotel capital improvements & FF&E Reserve fundings [(1)]	$ 29,874	$ 39,085	$ 35,015	$ 119,380	$ 36,335
Net lease capital improvements	18	221	4,179	2,295	—
Total capital improvements & FF&E Reserve fundings	$ 29,892	$ 39,306	$ 39,194	$ 121,675	$ 36,335

Restricted Cash	As of and For the Three Months Ended				
	9/30/2020	6/30/2020	3/31/2020	9/30/2019	6/30/2019
Total restricted cash (beginning of period)	$ 29,652	$ 44,537	$ 53,626	$ 53,519	$ 37,792
Manager deposits into FF&E Reserve	18,735	—	33,806	18,100	46,618
SVC fundings into FF&E Reserve:					
IHG	—	3,900	—	25,100	—
Marriott	21,500	28,600	5,800	10,877	1,252
Radisson	—	—	—	—	1,891
Hotel improvements funded from FF&E Reserves	(31,757)	(47,385)	(48,695)	(53,970)	(34,034)
FF&E reserves (end of period)	38,130	29,652	44,537	53,626	53,519
SVC sale proceeds	—	—	—	—	—
Total restricted cash (end of period)	$ 38,130	$ 29,652	$ 44,537	$ 53,626	$ 53,519

(1) Includes amounts we funded into our FF&E reserves and amounts directly reimbursed to our hotel managers for capital expenditures.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020

17

Property Acquisition and Disposition Information Since January 1, 2020

(dollars in thousands except per room and per sq. ft. data)

ACQUISITIONS:

Date Acquired	Properties	Brand	Location	Square Footage	Operating Agreement	Purchase Price (1)	Average Purchase Price per Room or Suite / Square Foot
3/12/2020	3	Taco Bell	Various	6,696	AG Bells LLC	$ 7,071	$ 1,056

(1) Represents cash purchase price and excludes acquisition related costs.

DISPOSITIONS:

Date Disposed	Properties	Brand	Location	Square Footage	Former Operating Agreement	Sales Price (1)	Average Sales Price per Square Foot
01/28/2020	1	Vacant	Gothenburg, NE	31,978	Vacant	$ 585	$ 18
02/06/2020	1	Vacant	Rochester, MN	90,503	Vacant	2,600	29
02/13/2020	1	Vacant	Ainsworth, NE	32,901	Vacant	775	24
02/14/2020	1	Vacant	Dekalb, IL	5,052	Vacant	1,050	208
03/02/2020	1	HOM Furniture, Inc.	Eau Claire, MI	98,824	HOM Furniture, Inc.	2,600	26
03/28/2020	1	Vacant	Stillwater, OK	33,018	Vacant	400	12
05/26/2020	1	Vacant	Pawtucket, RI	22,027	Vacant	1,610	73
05/28/2020	1	Destination XL Group, Inc.	Canton, MA	755,992	Destination XL Group, Inc.	51,000	67
05/28/2020	1	Vacant	Phoenix, AZ	29,434	Vacant	2,900	99
06/25/2020	1	Vacant	Bellefontaine, OH	2,267	Vacant	440	194
07/17/2020	1	Pizza Hut	Clinton, MD	2,935	ADF Midatlantic LLC	700	239
08/20/2020	1	Pizza Hut	Lancaster, PA	3,014	Chaac Pizza Northeast, LLC	775	257
08/26/2020	1	Vacant	Baton Rouge, LA	2,334	Vacant	750	321
08/26/2020	1	Vacant	Winston Salem, NC	32,816	Vacant	1,300	40
09/17/2020	1	Vacant	Hillard, OH	5,316	Vacant	2,350	442
10/06/2020	1	Vacant	Cabot, AR	18,165	Vacant	550	30
10/08/2020	1	The Forge Bar and Grill	Lander, WY	8,900	The Forge Bar and Grill	350	39
11/02/2020	1	Vacant	Raleigh, NC	55,558	Vacant	4,000	72
	18			1,231,034		$ 74,735	61

(1) Represents cash purchase or sales price and excludes closing related costs.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020

18

PORTFOLIO INFORMATION Popeyes 457 West Broadway Tempe, AZ SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020 19

Portfolio Summary As of September 30, 2020 (1) Portfolio composition (dollars in thousands) Number of Properties Hotel Properties 329 Net Lease Properties 804 Total Properties 1,133 Diversification Facts Net lease: 38.4% Tenants/Operators 189 Brands 149 Hotel: 61.6% Industries 23 States (2) 47 Investments Hotels $ 7,091,615 (1) Net Lease Properties 5,181,939 Geographical Diversification Total Investments $ 12,273,554 Annualized Minimum Return and Rent CA 11% Hotels $ 591,468 Net Lease Properties 369,803 TX 8% Total Annualized Minimum Returns and Rents $ 961,271 GA 7% Other 46% Minimum Return/Rent Coverage (3) Hotels 0.14x (37 States, IL 7% DC, PR, ON) Net Lease 2.12x OH 4% Total Portfolio 0.90x FL 4% (1) Based on the annualized Minimum Returns and Rents. (2) We also own one property in Washington, D.C., two in Canada and one in Puerto Rico. AZ MA NJ PA (3) Coverage data amounts include data for certain properties for periods prior to when we acquired 4% 3% 3% them. 3% SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020 20

Consolidated Portfolio by Brand Affiliation

As of September 30, 2020

(dollars in thousands)

Brand Affiliation	Number of Properties	Percent of Total Number of Properties	Number of Rooms or Suites (Hotels) / Square Footage (Net Lease)	Percent of Total Number of Rooms or Suites (Hotels) / Square Footage (Net Lease)	Investment [1]	Percent of Total Investment	Investment Per Room / SF	Annual Minimum Return / Rent [1]	Percent of Total Annual Minimum Return / Rent
IHG	103	9.1 %	17,154	33.5 %	$ 2,381,721	15.4 %	$ 139	216,551	20.2 %
Marriott	122	10.8 %	17,085	33.2 %	1,891,334	19.4 %	109	$ 194,613	22.5 %
Sonesta	56	4.9 %	10,297	20.0 %	2,067,982	16.8 %	201	124,795	13.0 %
Hyatt	22	1.9 %	2,724	5.3 %	301,942	2.5 %	111	22,037	1.4 %
Radisson	9	0.8 %	1,939	3.7 %	289,139	2.4 %	149	20,442	2.3 %
Wyndham	17	1.5 %	2,205	4.3 %	159,497	1.3 %	72	13,030	2.1 %
Subtotal/Average Hotels	329	29.0 %	51,404	100.0 %	7,091,615	57.8 %	138	591,468	61.5 %
TravelCenters of America	134	11.8 %	3,720,693	27.2 %	2,281,589	18.6 %	613	168,011	17.5 %
Petro Stopping Centers	45	4.0 %	1,470,004	10.7 %	1,021,226	8.3 %	695	78,099	8.1 %
AMC Theatres	11	1.0 %	575,967	4.2 %	102,580	0.8 %	178	8,702	0.9 %
The Great Escape	14	1.2 %	542,666	4.0 %	98,242	0.8 %	181	7,140	0.7 %
Life Time Fitness	3	0.3 %	420,335	3.1 %	92,617	0.8 %	220	5,770	0.6 %
Buehler's Fresh Foods	5	0.4 %	502,727	3.7 %	76,536	0.6 %	152	5,143	0.5 %
Heartland Dental	59	5.2 %	234,274	1.7 %	61,120	0.5 %	261	4,493	0.5 %
Pizza Hut	59	5.2 %	192,609	1.4 %	59,502	0.5 %	309	4,310	0.4 %
Express Oil Change	23	2.0 %	83,825	0.6 %	49,724	0.4 %	593	3,379	0.4 %
Flying J Travel Plaza	3	0.3 %	48,069	0.4 %	41,681	0.3 %	867	3,151	0.3 %
Other [2]	448	39.6 %	5,891,309	43.0 %	1,297,122	10.6 %	220	81,605	8.6 %
Subtotal/Average Net Lease [3]	804	71.0 %	13,682,478	100.0 %	5,181,939	42.2 %	379	369,803	38.5 %
Total/Average	1,133	100.0 %	51,404/13,682,478	100% / 100%	$ 12,273,554	100.0 %	$138 / $379	$ 961,271	100.0 %

(1) Includes 40 hotels with 4,794 rooms, annual minimum returns of $38,901 and an aggregate carrying value of $184,467 classified as held for sale and six net lease properties with 121,451 square feet with leases requiring annual minimum rent of $536 and an aggregate carrying value of $6,735 classified as held for sale.

(2) Other includes 119 distinct brands with an average investment of $10,900 and average annual minimum rent of $686.

(3) The brands listed in the table above represent the top 10 net lease brands as a percentage of total annual minimum rent as of September 30, 2020.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020

21

Consolidated Portfolio Diversification by Industry

As of September 30, 2020

(dollars in thousands)

Industry	No. of Properties	Rooms/ Square Footage		Investments [(1)]	Percent of Total Investment		Annual Minimum Return/ Rent [(1)]	Percent of Total Annualized Minimum Return/ Rent
1. Hotels	329	51,404	$	7,091,615	57.8%	$	591,468	61.6%
2. Travel Centers	182	5,238,765		3,344,496	27.2%		249,261	25.9%
3. Restaurants-Quick Service	248	682,016		317,833	2.6%		20,986	2.2%
4. Restaurants-Casual Dining	55	400,063		203,002	1.7%		11,763	1.2%
5. Movie Theaters	22	1,152,845		190,725	1.6%		11,783	1.2%
6. Health and Fitness	13	837,811		184,744	1.5%		11,511	1.2%
7. Grocery	19	1,020,819		129,219	1.1%		8,598	0.9%
8. Medical/Dental Office	71	409,706		118,098	1.0%		9,185	1.0%
9. Miscellaneous Retail	19	598,731		114,433	0.9%		8,892	0.9%
10. Automotive Parts and Service	63	210,152		96,496	0.8%		6,583	0.7%
11. Automotive Dealers	9	172,251		64,756	0.5%		5,118	0.5%
12. Entertainment	4	199,853		61,436	0.5%		2,435	0.3%
13. Educational Services	9	220,758		55,647	0.5%		4,135	0.4%
14. Sporting Goods	3	331,864		52,022	0.4%		3,489	0.4%
15. Home Furnishings	5	248,448		37,215	0.3%		2,854	0.2%
16. Miscellaneous Manufacturing	6	758,146		31,824	0.3%		2,245	0.2%
17. Building Materials	27	430,164		30,036	0.2%		2,523	0.3%
18. Car Washes	5	41,456		28,658	0.2%		2,086	0.2%
19. Drug Stores and Pharmacies	8	82,543		23,970	0.2%		1,646	0.2%
20. Legal Services	5	25,429		11,362	0.1%		1,019	0.1%
21. Apparel	1	89,305		11,027	0.1%		670	0.1%
22. General Merchandise	3	99,233		7,492	0.1%		541	0.1%
23. Dollar Stores	3	27,593		2,971	—%		186	—%
24. Other	10	172,557		25,905	0.2%		2,294	0.2%
25. Vacant	14	231,970		38,572	0.2%		—	—%
Total	1,133	51,404/ 13,682,478	$	12,273,554	100.0%	$	961,271	100.0%

(1) Includes 40 hotels with 4,794 rooms, annual minimum returns of $38,901 and an aggregate carrying value of $184,467 classified as held for sale and six net lease properties with 121,451 square feet with leases requiring annual minimum rent of $536 and an aggregate carrying value of $6,735 classified as held for sale.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020

22

Hotel Portfolio by Brand

As of September 30, 2020
(dollars in thousands)

Brand	Manager	Number of Hotels	Percent of Total Number of Hotels	Number of Rooms or Suites	Percent of Total Number of Rooms or Suites	Investment [1]	Percent of Total Hotel Investment	Investment Per Room or Suite
Courtyard by Marriott®	Marriott	71	21.8 %	10,265	19.9 %	$ 1,035,166	14.6 %	$ 101
Royal Sonesta Hotels®	Sonesta	7	2.1 %	2,722	5.3 %	920,947	13.0 %	338
Sonesta ES Suites®	Sonesta	40	12.2 %	4,845	9.4 %	659,569	9.3 %	136
Crowne Plaza®	IHG	11	3.3 %	4,141	8.1 %	644,170	9.1 %	156
Candlewood Suites®	IHG	61	18.5 %	7,553	14.7 %	605,986	8.5 %	80
Residence Inn by Marriott®	Marriott	35	10.6 %	4,488	8.7 %	572,952	8.1 %	128
Sonesta Hotels & Resorts®	Sonesta	9	2.7 %	2,730	5.3 %	487,466	6.9 %	179
Kimpton® Hotels & Restaurants	IHG	5	1.5 %	1,421	2.8 %	482,474	6.8 %	340
Staybridge Suites®	IHG	20	6.1 %	2,481	4.8 %	356,016	5.0 %	143
Hyatt Place®	Hyatt	22	6.7 %	2,724	5.3 %	301,942	4.3 %	111
Radisson® Hotels & Resorts and Radisson Blu®	Radisson	6	1.8 %	1,509	2.9 %	235,724	3.3 %	156
InterContinental Hotels and Resorts®	IHG	3	0.9 %	804	1.6 %	219,106	3.1 %	273
Marriott® Hotel	Marriott	2	0.6 %	748	1.5 %	132,635	1.9 %	177
TownePlace Suites by Marriott®	Marriott	12	3.6 %	1,321	2.6 %	123,854	1.7 %	94
Hawthorn Suites®	Wyndham	15	4.6 %	1,642	3.2 %	94,960	1.3 %	58
Holiday Inn®	IHG	3	0.9 %	754	1.5 %	73,969	1.0 %	98
Wyndham Hotels and Resorts®	Wyndham	2	0.6 %	563	1.1 %	64,537	0.9 %	115
Country Inns & Suites® by Radisson	Radisson	3	0.9 %	430	0.8 %	53,415	0.8 %	124
SpringHill Suites by Marriott®	Marriott	2	0.6 %	263	0.5 %	26,727	0.4 %	102
Total/Average Hotels		329	100.0 %	51,404	100.0 %	$ 7,091,615	100.0 %	$ 138

(1) Includes 40 hotels with 4,794 rooms, annual minimum returns of $38,901 and an aggregate carrying value of $184,467 classified as held for sale.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020

23

Hotel Operating Agreement Information IHG - We lease 102 IHG branded hotels (20 Staybridge Suites®, 61 Candlewood Suites®, two InterContinental®, 11 Crowne Plaza®, three Holiday Inn® and five Kimpton® Hotels & Restaurants) in 30 states in the U.S., the District of Columbia and Ontario, Canada to one of our wholly owned taxable REIT subsidiaries, or TRSs. These 102 hotels are managed by IHG under a combination management agreement. We lease one additional InterContinental® branded hotel in Puerto Rico to IHG. The annual minimum return amount presented in the table on slide 22 includes $7,908 of minimum rent related to the leased Puerto Rico hotel. The management agreement and the lease expire in 2036; IHG had two renewal options for 15 years each for all, but not less than all, of the hotels. Our IHG agreement requires 5% of gross revenues from hotel operations be placed in an FF&E reserve. The requirement to fund FF&E reserves was waived through September 30, 2020. In addition to our minimum return, this management agreement provides for an annual additional return payment to us of $12,067 from the hotels' available cash flows after payment of hotel operating expenses, funding of the required FF&E reserve, payment of our minimum return, working capital advances, payment of certain management fees and replenishment and expansion of the security deposit, if any. In addition, the agreement provides for payment to us of 50% of the hotels' available cash flows after payment to us of the annual additional return amount. We sent notices of default and termination to IHG for failure to pay minimum returns and rents due to us of $36.8 million for the third quarter of 2020 and that we expect to transfer the branding and management of 102 of the 103 hotels to a subsidiary of Sonesta Holdco Corporation, or Sonesta, on December 1, 2020. Marriott - We lease our 122 Marriott branded hotels (two full service Marriott®, 35 Residence Inn by Marriott®, 71 Courtyard by Marriott®, 12 TownePlace Suites by Marriott® and two SpringHill Suites by Marriott® hotels) in 31 states to certain of our TRSs. The hotels under the Marriott agreement are managed by Marriott and require aggregate annual minimum returns of $194,613. The Marriott agreement was scheduled to expire in 2035 and Marriott had two renewal options for 10 years each for all, but not less than all, of the hotels. Our Marriott agreement requires 5.5% to 6.5% of gross revenues from hotel operations be placed in an FF&E reserve. As a result of current market conditions, we and Marriott have agreed to suspend contributions to the FF&E reserve under our Marriott agreement for the remainder of 2020. In addition to our minimum return, this agreement provides for payment to us of 60% of the hotels' available cash flows after payment of hotel operating expenses, funding of the required FF&E reserve, payment of our minimum return, payment of certain management fees, working capital advances and replenishment of the security deposit. We sent notices to Marriott terminating its agreement for its failure to cover the $23,952 million cumulative shortfall between the payments we have received to date and 80% of the cumulative priority returns due to us for the nine months ended September 30, 2020. The effective date of the termination is January 31, 2021 and we currently plan to transfer to Sonesta the branding and management of the 98 hotels to the extent they are not sold. Sonesta - We lease our 56 Sonesta branded hotels (seven Royal Sonesta® Hotels, nine Sonesta Hotels & Resorts® and 40 Sonesta ES Suites® hotels) in 26 states to certain of our TRSs. 53 of these hotels are managed by Sonesta under a management agreement which expires in 2037; Sonesta has two renewal options for 15 years each for all, but not less than all, of these 53 hotels. Three hotels that were rebranded to Sonesta from Wyndham in September 2020 are operating under agreements that expire on December 31, 2021. On October 1, 2020, we rebranded one additional hotel previously managed by Wyndham to Sonesta. We have no security deposit or guaranty from Sonesta. Accordingly, payment by Sonesta of the minimum returns due to us under this management agreement is limited to the hotels' available cash flows after the payment of operating expenses, including certain management fees, and we are financially responsible for operating cash flows deficits, if any. In addition to our minimum returns, this management agreement provides for payment to us of 80% of the hotels' available cash flows after payment of hotel operating expenses, including certain management fees to Sonesta, our minimum return, working capital advances and any required FF&E reserves. SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020 24

Hotel Operating Agreement Information Hyatt - We lease our 22 Hyatt Place® branded hotels in 14 states to one of our TRSs. The hotels are managed by Hyatt Hotel Corporation, or Hyatt, under a combination management agreement that expires in 2030; Hyatt has two renewal options for 15 years each for all, but not less than all, of the hotels. We have a limited guaranty of $50,000 under this agreement to cover payment shortfalls of our minimum return. As of September 30, 2020, the available Hyatt guaranty was $3,116. The guaranty is limited in amount but does not expire in time and may be replenished from a share of the hotels' available cash flows in excess of our minimum return and our working capital advances. In addition to our minimum return, this management agreement provides for payment to us of 50% of the hotels' available cash flows after payment of operating expenses, funding the required FF&E reserve, payment of our minimum return, our working capital advances and reimbursement to Hyatt of working capital and guaranty advances, if any. This additional return is not guaranteed. Our Hyatt agreement requires 5% of gross revenues from hotel operations be placed in an FF&E reserve, subject to available cash flow. Radisson - We lease our nine Radisson branded hotels (five Radisson® Hotels & Resorts, three Country Inns & Suites® by Radisson and one Radisson Blu® hotel) in six states to one of our TRSs. The hotels are managed by Radisson under a combination management agreement which expires in 2035; Radisson has two 15 year renewal options for all, but not less than all, of the hotels. We have a limited guaranty of $47,523 under this agreement to cover payment shortfalls of our minimum return. As of September 30, 2020, the available Radisson guaranty was $19,487. The guaranty is limited in amount but does not expire in time and may be replenished from a share of the hotels' available cash flows in excess of our minimum return and our working capital advances. In addition to our minimum return, this management agreement provides for payment to us of 50% of the hotels' available cash flows after payment of operating expenses, funding the required FF&E reserve, payment of our minimum return, our working capital advances and reimbursement to Radisson of working capital and guaranty advances, if any. This additional return is not guaranteed. Our Radisson agreement requires 5% of gross revenues from hotel operations be placed in an FF&E reserve. As a result of current market conditions, effective April 1, 2020, we and Radisson have agreed to suspend contributions to the FF&E reserve under our Radisson agreement for the remainder of 2020. Wyndham - We lease our 17 Wyndham branded hotels in 12 states to one of our TRSs. The hotels were managed by Wyndham under a combination management agreement. In September 2020, we amended the Wyndham management agreement so that Wyndham will continue as the manager of these Wyndham hotels for a limited time. Under the amended terms of this agreement we will pay Wyndham a management fee of 7% of hotel revenues subject to certain minimums. In September 2020, we rebranded three hotels previously managed by Wyndham to Sonesta. On October 1, 2020, we rebranded one additional Wyndham hotel previously managed by Wyndham to Sonesta. We expect to sell the remaining 16 Wyndham branded hotels in the fourth quarter of 2020. SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020 25

Hotel Operating Statistics by Operating Agreement (Comparable Hotels[(1)])

	For the Three Months Ended September 30,					For the Nine Months Ended September 30,				
	No. of Hotels [(1)]	No. of Rooms or Suites	2020	2019	Change	No. of Hotels [(1)]	No. of Rooms or Suites	2020	2019	Change
ADR										
IHG	98	15,884	$ 80.03	$ 119.27	(32.9%)	93	14,556	$ 90.61	$ 116.61	(22.3%)
Marriott	121	16,729	103.50	132.54	(21.9%)	121	16,729	117.40	134.37	(12.6%)
Sonesta [(2)]	49	8,120	98.62	120.80	(18.4%)	46	7,057	92.02	109.98	(16.3%)
Hyatt	22	2,724	86.36	105.76	(18.3%)	22	2,724	94.43	109.67	(13.9%)
Radisson	8	1,759	91.26	136.89	(33.3%)	6	1,413	106.02	131.68	(19.5%)
Wyndham	16	1,986	57.68	70.33	(18.0%)	16	1,986	61.26	69.98	(12.5%)
All Hotels Total/Average	314	47,202	$ 89.50	$ 122.18	(26.7%)	304	44,465	$ 98.15	$ 120.33	(18.4%)
OCCUPANCY										
IHG	98	15,884	57.4 %	81.9 %	(24.5) pts	93	14,556	56.5 %	78.6 %	(22.1) pts
Marriott	121	16,729	35.3 %	75.4 %	(40.1) pts	121	16,729	35.8 %	72.1 %	(36.3) pts
Sonesta [(2)]	49	8,120	49.3 %	75.0 %	(25.7) pts	46	7,057	46.9 %	69.5 %	(22.6) pts
Hyatt	22	2,724	47.1 %	79.4 %	(32.3) pts	22	2,724	44.9 %	78.9 %	(34.0) pts
Radisson	8	1,759	27.2 %	80.5 %	(53.3) pts	6	1,413	34.3 %	75.0 %	(40.7) pts
Wyndham	16	1,986	46.4 %	67.8 %	(21.4) pts	16	1,986	44.3 %	65.3 %	(21.0) pts
All Hotels Total/Average	314	47,202	46.0 %	77.6 %	(31.6) pts	304	44,465	45.2 %	74.0 %	(28.8) pts
RevPAR										
IHG	98	15,884	$ 45.94	$ 97.68	(53.0%)	93	14,556	$ 51.19	$ 91.66	(44.2%)
Marriott	121	16,729	36.54	99.94	(63.4%)	121	16,729	42.03	96.88	(56.6%)
Sonesta [(2)]	49	8,120	48.62	90.60	(46.3%)	46	7,057	43.16	76.44	(43.5%)
Hyatt	22	2,724	40.68	83.97	(51.6%)	22	2,724	42.40	86.53	(51.0%)
Radisson	8	1,759	24.82	110.20	(77.5%)	6	1,413	36.36	98.76	(63.2%)
Wyndham	16	1,986	26.76	47.68	(43.9%)	16	1,986	27.14	45.70	(40.6%)
All Hotels Total/Average	314	47,202	$ 41.17	$ 94.81	(56.6%)	304	44,465	$ 44.36	$ 89.04	(50.2%)

(1) Excludes 15 hotels for the three months ended September 30, 2020 and 25 hotels for the six months ended September 30, 2020 that were closed, renovated or not owned during the period.
(2) Operating data includes data for five hotels for periods prior to when these were managed by Sonesta.

"ADR" is average daily rate; "RevPAR" is room revenue per available room. All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers' or tenants' operating data.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020

26

Hotel Operating Statistics by Operating Agreement

	No. of Hotels	No. of Rooms or Suites	For the Three Months Ended September 30, 2020	2019	Change	For the Nine months ended September 30, 2020	2019	Change
ADR								
IHG [1] [2]	103	17,154	$ 80.80	$ 122.03	(33.8%)	$ 93.06	$ 123.32	(24.5%)
Marriott [1]	122	17,085	103.70	136.82	(24.2%)	120.67	138.67	(13.0%)
Sonesta [1] [3]	56	10,297	99.04	138.47	(28.5%)	109.87	143.89	(23.6%)
Hyatt	22	2,724	86.36	105.76	(18.3%)	94.43	109.67	(13.9%)
Radisson [1]	9	1,939	91.17	141.65	(35.6%)	112.01	136.66	(18.0%)
Wyndham [1]	17	2,205	57.68	81.14	(28.9%)	64.63	80.14	(19.4%)
All Hotels Total/Average	329	51,404	$ 89.88	$ 128.33	(30.0%)	$ 103.30	$ 130.31	(20.7%)
OCCUPANCY								
IHG [1] [2]	103	17,154	54.8 %	79.9 %	(25.1) pts	51.8 %	77.7 %	(25.9) pts
Marriott [1]	122	17,085	34.6 %	75.7 %	(41.1) pts	35.7 %	72.4 %	(36.7) pts
Sonesta [1] [3]	56	10,297	42.8 %	75.0 %	(32.2) pts	41.0 %	70.7 %	(29.7) pts
Hyatt	22	2,724	47.1 %	79.4 %	(32.3) pts	44.9 %	78.9 %	(34.0) pts
Radisson [1]	9	1,939	25.2 %	79.5 %	(54.3) pts	30.5 %	72.7 %	(42.2) pts
Wyndham [1]	17	2,205	41.8 %	69.7 %	(27.9) pts	41.7 %	65.9 %	(24.2) pts
All Hotels Total/Average	329	51,404	43.6 %	77.0 %	(33.4) pts	42.7 %	73.9 %	(31.2) pts
RevPAR								
IHG [1] [2]	103	17,154	$ 44.28	$ 97.50	(54.6%)	$ 48.21	$ 95.82	(49.7%)
Marriott [1]	122	17,085	35.88	103.57	(65.4%)	43.08	100.40	(57.1%)
Sonesta [1] [3]	56	10,297	42.39	103.85	(59.2%)	45.05	101.73	(55.7%)
Hyatt	22	2,724	40.68	83.97	(51.6%)	42.40	86.53	(51.0%)
Radisson [1]	9	1,939	22.97	112.61	(79.6%)	34.16	99.35	(65.6%)
Wyndham [1]	17	2,205	24.11	56.55	(57.4%)	26.95	52.81	(49.0%)
All Hotels Total/Average	329	51,404	$ 39.19	$ 98.81	(60.3%)	$ 44.11	$ 96.30	(54.2%)

(1) During the three months ended September 30, 2020, ten Sonesta hotels, four IHG hotels, three Radisson hotels, one Marriott hotel and one Wyndham hotel were closed due to the impact of the COVID-19 pandemic.
(2) Operating data includes data for certain hotels for periods prior to when we acquired them.
(3) Operating data includes data for five hotels for periods prior to when these were managed by Sonesta.

"ADR" is average daily rate; "RevPAR" is room revenue per available room. All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers' or tenants' operating data.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020

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Hotel Operating Statistics by Service Level

	No. of Hotels	No. of Rooms or Suites	For the Three Months Ended September 30, 2020	2019	Change	For the Nine Months Ended September 30, 2020	2019	Change
ADR								
Extended stay	183	22,330	$ 81.42	$ 106.60	(23.6%)	$ 87.57	$ 106.36	(17.7%)
Select service	95	15,822	93.90	127.24	(26.2%)	110.90	129.77	(14.5%)
Full service	51	13,252	115.36	162.07	(28.8%)	137.14	166.37	(17.6%)
All Hotels Total/Average	329	51,404	$ 89.88	$ 128.33	(30.0%)	$ 103.30	$ 130.31	(20.7%)
OCCUPANCY								
Extended stay	183	22,330	62.1 %	80.1 %	(18.0) pts	55.9 %	76.2 %	(20.3) pts
Select service	95	15,822	32.6 %	74.4 %	(41.8) pts	33.7 %	71.8 %	(38.1) pts
Full service	51	13,252	26.0 %	75.0 %	(49.0) pts	31.3 %	72.6 %	(41.3) pts
All Hotels Total/Average	329	51,404	43.6 %	77.0 %	(33.4) pts	42.7 %	73.9 %	(31.2) pts
RevPAR								
Extended stay	183	22,330	$ 50.56	$ 85.39	(40.8%)	$ 48.95	$ 81.05	(39.6%)
Select service	95	15,822	30.61	94.67	(67.7%)	37.37	93.17	(59.9%)
Full service	51	13,252	29.99	121.55	(75.3%)	42.92	120.78	(64.5%)
All Hotels Total/Average	329	51,404	$ 39.19	$ 98.81	(60.3%)	$ 44.11	$ 96.30	(54.2%)

All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers' or tenants' operating data.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020

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Calculation and Reconciliation of Hotel EBITDA - Comparable Hotels

	For the Three Months Ended					Nine Months Ended	
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	9/30/2020	9/30/2019
Room revenues	$ 178,402	$ 108,599	$ 288,511	$ 355,655	$ 411,413	$ 575,512	$ 1,177,235
Food and beverage revenues	6,438	2,343	38,405	52,085	44,716	47,185	143,783
Other revenues	9,971	4,898	11,864	13,072	14,013	26,733	39,341
Hotel operating revenues - comparable hotels	194,811	115,840	338,780	420,812	470,142	649,430	1,360,359
Rooms expenses	56,848	41,500	92,898	102,435	110,521	191,246	315,542
Food and beverage expenses	8,820	5,862	32,797	38,934	36,255	47,479	109,918
Other direct and indirect expenses	87,897	70,719	125,260	130,526	138,154	283,875	400,046
Management fees	1,741	961	2,237	2,663	2,937	4,939	8,696
Real estate taxes, insurance and other	32,138	31,164	37,370	39,310	41,063	100,673	112,924
FF&E reserves [3]	262	3	9,966	16,085	18,145	10,231	52,533
Hotel operating expenses - comparable hotels	187,706	150,209	300,528	329,953	347,075	638,443	999,659
Hotel EBITDA	$ 7,105	$ (34,369)	$ 38,252	$ 90,859	$ 123,067	$ 10,987	$ 360,700
Hotel EBITDA Margin	4 %	(30)%	11 %	22 %	26 %	2 %	27 %
Hotel operating revenues (GAAP) [1]	$ 199,719	$ 117,356	$ 383,503	$ 467,805	$ 525,290	$ 700,578	$ 1,521,368
Hotel operating revenues from non-comparable hotels	(4,908)	(1,516)	(44,723)	(46,993)	(55,148)	(51,148)	(161,009)
Hotel operating revenues - comparable hotels	$ 194,811	$ 115,840	$ 338,780	$ 420,812	$ 470,142	$ 649,430	$ 1,360,359
Hotel operating expenses (GAAP) [1]	$ 174,801	$ 46,957	$ 271,148	$ 330,216	$ 377,895	$ 492,906	$ 1,076,011
Add (less)							
Hotel operating expenses from non-comparable hotels	(18,452)	(18,524)	(52,275)	(40,306)	(44,030)	(89,250)	(128,809)
Reduction for security deposit and guaranty fundings, net	30,474	121,155	70,506	15,907	1	222,134	13,256
Management and incentive management fees paid from cashflows in excess of minimum returns and rents	—	—	—	7,806	(5,216)	—	(14,106)
FF&E reserves from managed hotel operations [3]	262	—	10,942	16,330	18,425	11,205	53,307
Other [14]	621	621	207	—	—	1,448	—
Hotel operating expenses - comparable hotels	$ 187,706	$ 150,209	$ 300,528	$ 329,953	$ 347,075	$ 638,443	$ 999,659

See notes on page 13

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020

29

Calculation and Reconciliation of Hotel EBITDA

	For the Three Months Ended					Nine Months Ended	
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	9/30/2020	9/30/2019
Room revenues	$ 182,366	$ 109,516	$ 322,668	$ 397,995	$ 462,298	$ 614,550	$ 1,335,000
Food and beverage revenues	6,786	2,411	49,722	67,080	58,636	58,918	191,256
Other revenues	12,895	9,667	16,292	27,485	18,801	38,855	54,179
Hotel operating revenues	202,047	121,594	388,682	492,560	539,735	712,323	1,580,435
Rooms expenses	59,711	44,267	107,066	116,048	126,292	211,044	363,633
Food and beverage expenses	11,420	8,325	46,045	52,117	49,437	65,790	152,360
Other direct and indirect expenses	97,993	80,827	146,671	152,714	160,831	325,489	469,146
Management fees	1,781	969	2,864	3,465	3,910	5,614	11,768
Real estate taxes, insurance and other	37,169	36,263	44,288	44,869	45,449	117,720	124,776
FF&E reserves [3]	262	(515)	11,137	17,343	19,288	10,884	56,673
Hotel operating expenses	208,336	170,136	358,071	386,556	405,207	736,541	1,178,356
Hotel EBITDA	$ (6,289)	$ (48,542)	$ 30,611	$ 106,004	$ 134,528	$ (24,218)	$ 402,079
Hotel EBITDA Margin	(3)%	(40)%	8 %	22 %	25 %	(3)%	25 %
Hotel operating revenues (GAAP) [1]	$ 199,719	$ 117,356	$ 383,503	$ 467,805	$ 525,290	$ 700,578	$ 1,521,368
Add: hotel revenues of leased hotels	2,328	4,238	5,179	24,755	14,445	11,745	59,067
Hotel operating revenues	$ 202,047	$ 121,594	$ 388,682	$ 492,560	$ 539,735	$ 712,323	$ 1,580,435
Hotel operating expenses (GAAP) [1]	$ 174,801	$ 46,957	$ 271,148	$ 330,216	$ 377,895	$ 492,906	$ 1,076,011
Add (less)							
Reduction for security deposit and guaranty fundings, net	30,474	121,155	70,506	15,907	1	222,134	13,256
Hotel expenses for leased hotels	2,178	1,403	5,268	16,297	14,102	8,848	49,888
Management and incentive management fees paid from cashflows in excess of minimum returns and rents	—	—	—	7,806	(5,216)	—	(14,106)
FF&E reserves from managed hotel operations	262	—	10,942	16,330	18,425	11,205	53,307
Other [14]	621	621	207	—	—	1,448	—
Hotel operating expenses	$ 208,336	$ 170,136	$ 358,071	$ 386,556	$ 405,207	$ 736,541	$ 1,178,356

See notes on page 13.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020

30

Hotel Coverage by Operating Agreement Number of For the Twelve Months Ended Operating Agreement Properties 9/30/2020 6/30/2020 3/31/2020 12/31/2019 9/30/2019 IHG 103 0.31x 0.50x 0.80x 0.91x 0.89x Marriott 122 0.24x 0.52x 0.92x 1.06x 1.08x Sonesta 56 (0.18)x 0.04x 0.38x 0.54x 0.59x Hyatt 22 0.18x 0.37x 0.76x 0.90x 0.90x Radisson 9 (0.12)x 0.36x 0.84x 0.93x 0.95x Wyndham 17 (0.24)x 0.04x 0.38x 0.50x 0.48x Total Hotels 329 0.14x 0.38x 0.73x 0.86x 0.87x Number of For the Three Months Ended Operating Agreement Properties 9/30/2020 6/30/2020 3/31/2020 12/31/2019 9/30/2019 IHG 103 0.13x (0.11)x 0.34x 0.88x 0.89x Marriott 122 0.02x (0.32)x 0.39x 0.86x 1.16x Sonesta 56 (0.30)x (0.59)x (0.22)x 0.31x 0.55x Hyatt 22 0.01x (0.36)x 0.38x 0.69x 0.77x Radisson 9 (0.55)x (0.80)x 0.11x 0.76x 1.38x Wyndham 17 (0.30)x (0.61)x (0.25)x 0.32x 0.70x Total Hotels 329 (0.04)x (0.33)x 0.20x 0.72x 0.90x All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers' or tenants’ operating data. SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020 31

Net Lease Portfolio by Brand

As of September 30, 2020

(dollars in thousands)

	Brand	No. of Buildings	Investment [1]	Percent of Total Investment	Annualized Minimum Rent [1]	Percent of Total Annualized Minimum Rent	Coverage
1.	TravelCenters of America	134	$ 2,281,589	44.0 %	$ 168,012	45.4 %	1.94x
2.	Petro Stopping Centers	45	1,021,226	19.7 %	78,099	21.1 %	1.53x
3.	AMC Theatres	11	102,580	2.0 %	8,702	2.4 %	0.72x
4.	The Great Escape	14	98,242	1.9 %	7,140	1.9 %	1.70x
5.	Life Time Fitness	3	92,617	1.8 %	5,770	1.6 %	1.13x
6.	Buehler's Fresh Foods	5	76,536	1.5 %	5,143	1.4 %	4.79x
7.	Heartland Dental	59	61,120	1.2 %	4,493	1.2 %	3.00x
8.	Pizza Hut	59	59,502	1.1 %	4,310	1.2 %	1.31x
9.	Express Oil Change	23	49,724	1.0 %	3,379	0.9 %	3.99x
10.	Regal Cinemas	6	44,476	0.9 %	2,481	0.7 %	0.58x
11.	Flying J Travel Plaza	3	41,681	0.8 %	3,151	0.9 %	3.75x
12.	Courthouse Athletic Club	4	39,688	0.8 %	2,400	0.6 %	0.89x
13.	Fleet Farm	1	37,802	0.7 %	2,571	0.7 %	3.49x
14.	Church's Chicken	45	35,995	0.7 %	2,587	0.7 %	2.00x
15.	America's Auto Auction	6	34,314	0.7 %	2,992	0.8 %	4.85x
16.	Burger King	21	34,289	0.7 %	2,064	0.6 %	2.16x
17.	Hardee's	19	31,844	0.6 %	2,070	0.6 %	0.77x
18.	Martin's	16	31,144	0.6 %	2,080	0.6 %	1.72x
19.	Mealey's Furniture	3	30,773	0.6 %	2,453	0.7 %	0.72x
20.	Creme de la Creme	4	29,131	0.6 %	2,208	0.6 %	0.73x
21.	Mister Car Wash	5	28,658	0.6 %	2,086	0.6 %	1.65x
22.	Popeye's Chicken & Biscuits	20	28,434	0.5 %	1,900	0.5 %	3.44x
23.	United Supermarkets	6	26,121	0.5 %	1,686	0.5 %	4.98x
24.	Golden Corral	6	25,816	0.5 %	1,759	0.5 %	0.92x
25.	Pike Nursery	5	16,192	0.3 %	1,752	0.5 %	2.85x
26.	Other [2]	281	822,445	15.7 %	48,515	12.8 %	3.66x
	Total	804	$ 5,181,939	100.0 %	$ 369,803	100.0 %	2.12x

(1) Includes six net lease properties with an aggregate carrying value of $6,735 and annual minimum rent of $536 we have classified as held for sale.
(2) Other includes 104 distinct brands with an average investment of $2,927 per building and average annual minimum rent of $173 per lease.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020

32

Net Lease Portfolio by Industry

As of September 30, 2020
(dollars in thousands)

	Industry	No. of Buildings	Investment [1]	Percent of Total Investment	Annualized Minimum Rent [1]	Percent of Total Annualized Minimum Rent	Coverage
1.	Travel Centers	182	$ 3,344,496	64.5%	$ 249,261	67.5%	1.83x
2.	Restaurants-Quick Service	248	317,833	6.1%	20,986	5.7%	2.31x
3.	Restaurants-Casual Dining	55	203,002	3.9%	11,763	3.2%	1.72x
4.	Movie Theaters	22	190,725	3.7%	11,783	3.2%	0.69x
5.	Health and Fitness	13	184,744	3.6%	11,511	3.1%	1.13x
6.	Grocery	19	129,219	2.5%	8,598	2.3%	4.60x
7.	Medical/Dental Office	71	118,098	2.3%	9,185	2.5%	3.18x
8.	Miscellaneous Retail	19	114,433	2.2%	8,892	2.4%	1.92x
9.	Automotive Parts and Service	63	96,496	1.9%	6,583	1.8%	3.33x
10.	Automotive Dealers	9	64,756	1.2%	5,118	1.4%	4.98x
11.	Entertainment	4	61,436	1.2%	2,435	0.7%	1.61x
12.	Educational Services	9	55,647	1.1%	4,135	1.1%	2.08x
13.	Sporting Goods	3	52,022	1.0%	3,489	0.9%	3.06x
14.	Home Furnishings	5	37,215	0.7%	2,854	0.8%	0.92x
15.	Miscellaneous Manufacturing	6	31,824	0.6%	2,245	0.6%	15.93x
16.	Building Materials	27	30,036	0.6%	2,523	0.7%	5.64x
17.	Car Washes	5	28,658	0.6%	2,086	0.6%	4.84x
18.	Drug Stores and Pharmacies	8	23,970	0.5%	1,646	0.4%	1.41x
19.	Legal Services	5	11,362	0.2%	1,019	0.3%	2.08x
20.	Apparel	1	11,027	0.2%	670	0.2%	3.14x
21.	General Merchandise	3	7,492	0.1%	541	0.1%	3.48
22.	Dollar Stores	3	2,971	0.1%	186	0.1%	3.09x
23.	Other	10	25,905	0.5%	2,294	0.4%	4.33x
24.	Vacant	14	38,572	0.7%	—	—%	—
	Total	804	$ 5,181,939	100.0%	$ 369,803	100.0%	2.12x

(1) Includes six net lease properties with an aggregate carrying value of $6,735 and annual minimum rent of $536 we have classified as held for sale.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020

33

Net Lease Portfolio by Tenant (Top 10)

As of September 30, 2020

(dollars in thousands)

	Tenant	Brand Affiliation	No. of Buildings	Investment [1]	Percent of Total Investment	Annualized Minimum Rent [1]	Percent of Total Annualized Minimum Rent	Coverage
1.	TravelCenters of America Inc.	TravelCenters of America / Petro Stopping Centers	179	$ 3,302,815	63.7 %	$ 246,110	66.6 %	1.81x [2] [3]
2.	Universal Pool Co., Inc.	The Great Escape	14	98,242	1.9 %	7,140	1.9 %	1.70x
3.	Healthy Way of Life II, LLC	Life Time Fitness	3	92,617	1.8 %	5,770	1.6 %	1.13x [2]
4.	Styx Acquisition, LLC	Buehler's Fresh Foods	5	76,536	1.5 %	5,143	1.4 %	4.79x [2]
5.	Professional Resource Development, Inc.	Heartland Dental	59	61,120	1.2 %	4,493	1.2 %	3.00x
6.	Eastwynn Theatres, Inc.	AMC Theatres	5	41,771	0.8 %	3,541	1.0 %	0.32x
7.	Express Oil Change, L.L.C.	Express Oil Change	23	49,724	1.0 %	3,379	0.9 %	3.50x
8.	Pilot Travel Centers LLC	Flying J Travel Plaza	3	41,681	0.8 %	3,151	0.9 %	3.50x
9.	Automotive Remarketing Group, Inc.	Automotive Remarketing Group	6	34,314	0.7 %	2,992	0.8 %	4.85x
10.	American Multi-Cinema, Inc.	AMC Theatres	2	35,310	0.7 %	2,866	0.8 %	0.59x
	Sub-total, Top 10		299	3,834,130	74.1 %	284,585	77.1 %	1.91x
11.	Other [4]	Various	505	1,347,809	25.9 %	85,218	22.9 %	2.83x
	Total		804	$ 5,181,939	100.0 %	$ 369,803	100.0 %	2.12x

(1) Includes six net lease properties with an aggregate carrying value of $6,735 and annual minimum rent of $536 that we have classified as held for sale.
(2) Leases subject to full or partial guarantee.
(3) TA is our largest tenant. As of September 30, 2020, we leased 179 travel centers (134 under the TravelCenters of America brand and 45 under the Petro Stopping Centers brand) to a subsidiary of TA under five master leases that expire in 2029, 2031, 2032, 2033 and 2035, respectively. TA has two renewal options for 15 years each for all of the travel centers. In addition to the payment of our minimum rent, these leases provide for payment to us of percentage rent based on increases in total non-fuel revenues over base levels (3.5% of non-fuel revenues above threshold amounts defined in the agreements). TA's remaining deferred rent obligation of $44,036 is due in quarterly installments of $4,404 through January 31, 2023.
(4) Other includes 173 tenants with an average investment of $7,791 and average annual minimum rent of $493.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020

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Net Lease Portfolio - Expiration Schedule As of September 30, 2020 (dollars in thousands) Cumulative % of Total Annualized Minimum Rent Percent of Total Annualized Annualized Minimum Rent Year (1) Square Feet Expiring (2) Minimum Rent Expiring Expiring 2020 77,720 $ 1,798 0.5% 0.5% 2021 478,322 5,409 1.5% 2.0% 2022 564,526 7,448 2.0% 4.0% 2023 147,678 2,316 0.6% 4.6% 2024 692,937 10,048 2.7% 7.3% 2025 438,433 8,796 2.4% 9.7% 2026 869,520 9,917 2.7% 12.4% 2027 1,064,806 14,379 3.9% 16.3% 2028 555,109 9,597 2.6% 18.9% 2029 1,311,612 47,350 12.8% 31.7% 2030 184,368 3,987 1.1% 32.8% 2031 1,467,658 49,757 13.5% 46.3% 2032 1,233,445 50,689 13.7% 60.0% 2033 1,107,227 53,349 14.4% 74.4% 2034 134,640 4,523 1.2% 75.6% 2035 2,577,853 81,288 22.0% 97.6% 2036 320,792 5,306 1.4% 99.0% 2037 — — — 99.0% 2038 10,183 416 0.1% 99.1% 2039 185,437 3,278 0.9% 100.0% 2040 1,739 152 —% 100.0% Total 13,424,005 $ 369,803 100.0% Weighted Average Lease Term 9.25 11.02 (1) The year of lease expiration is pursuant to contract terms. (2) Includes six net lease properties with an aggregate carrying value of $6,735 and annual minimum rent of $536 we have classified as held for sale. SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020 35

Net Lease Portfolio - Occupancy and Leasing Summary (dollars in thousands) As of and For the Three Months Ended 9/30/2020 6/30/2020 3/31/2020 12/31/2019 9/30/2019 Properties (end of period) 804 809 813 816 946 Total square feet 13,682,477 13,728,893 14,511,567 14,886,967 17,563,459 Square feet leased 13,424,005 13,548,122 14,262,947 14,539,128 17,238,100 Percentage leased 98% 99% 98% 98% 98 % Leasing activity (Sq. ft): New Leases 2,535 39,892 — — — Renewals 496,756 506,870 59,694 217,807 — Total 499.291 546.762 59.694 217.807 — % Change in GAAP rent: New Leases 34.73% (25.92) % (14.81) % — % — % Renewals (11.55) % 6.95% — — — Total (weighted average) (11.20) % 6.04% (14.81) % — % — % Leasing Costs and Concession Commitments: New Leases $ 189 $ 157 $ — $ — $ — Renewals 4,897 7,501 — 551 — Total (weighted average) $ 5,086 $ 7,658 $ — $ 551 $ — Leasing Costs and Concession Commitments per Square Foot: New Leases $ 74.64 $ 3.93 $ — $ — $ — Renewals 9.86 14.80 — 2.53 — Total (weighted average) $ 10.19 $ 14.01 $ — $ 2.53 $ — Weighted Average Lease Term by Sq. Ft (Years): New Leases 9.0 6.0 — — — Renewals 13.6 13.7 5.1 8.1 — Total (weighted average) 13.6 13.1 5.1 8.1 — Leasing Costs and Concession Commitments per Square Foot per Year: New Leases $ 8.29 $ 0.65 $ — $ — $ — Renewals 0.72 1.08 — 0.31 — Total $ 0.75 $ 1.07 $ — $ 0.31 $ — SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020 36

Non-GAAP Financial Measures and Certain Definitions Non-GAAP Financial Measures We present certain “non-GAAP financial measures” within the meaning of applicable Securities and Exchange Commission, or SEC, rules, including EBITDA, Hotel EBITDA, EBITDAre, Adjusted EBITDAre, FFO and Normalized FFO. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income (loss) as presented in our condensed consolidated statements of income. We consider these non- GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). We believe these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of our operating performance between periods and with other REITs. EBITDA, EBITDAre and Adjusted EBITDAre: We calculate earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 11. EBITDAre is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, as well as certain other adjustments currently not applicable to us. In calculating Adjusted EBITDAre, we adjust for the items shown on page 11 and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than we do. FFO and Normalized FFO: We calculate funds from operations, or FFO, and Normalized FFO as shown on page 12. FFO is calculated on the basis defined by Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any unrealized gains and losses on equity securities, as well as certain other adjustments currently not applicable to us. In calculating Normalized FFO, we adjust for the item shown on page 12 and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our credit agreement and public debt covenants, the availability to us of debt and equity capital, our distribution rate as a percentage of the trading price of our common shares, or dividend yield, and to the dividend yield of other REITs, our expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than we do. Other Definitions Adjusted Total Assets and Total Unencumbered Assets: Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP before impairment write- downs, if any, and exclude depreciation and amortization, accounts receivable and intangible assets. Annualized Dividend Yield: Annualized dividend yield is the annualized dividend paid during the period divided by the closing price of our common shares at the end of the period. Average Daily Rate: ADR represents rooms revenue divided by total number of room nights sold in a given period. ADR provides useful insight on pricing at our hotels and is a measure widely used in the hotel industry. Comparable Hotels Data: We present RevPAR, ADR and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. We generally define comparable hotels as those that we owned and were open and operating for the entire periods being compared. For the three months ended September 30, 2020 and 2019, we excluded 15 hotels from our comparable results. Three of these hotels were not owned for the entire periods and 12 suspended operations during part of the periods presented. For the nine months ended September 30, 2020 and 2019, we excluded 25 hotels from our comparable results. Three of these hotels were not owned for the entire periods, four were closed for major renovations and 18 suspended operations during part of the periods presented. Consolidated Income Available for Debt Service: Consolidated income available for debt service is earnings from operations excluding interest expense, unrealized gains and losses on equity securities, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property and amortization of deferred charges. SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020 37

Non-GAAP Financial Measures and Certain Definitions (continued)

<u>Coverage</u>: We define hotel coverage as total hotel revenues minus all hotel expenses and FF&E reserve escrows that are not subordinated to minimum returns due to us divided by the minimum returns or rents due to us. Coverage amounts include operating data for certain hotels for periods prior to when we acquired them for periods they were managed by a different brand.

We define net lease coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to us weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. EBITDAR amounts used to determine rent coverage are generally for the latest twelve month period reported based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by us. Tenants that do not report operating information are excluded from the coverage calculations. Coverage amounts include data for certain properties for periods prior to when we acquired them. In instances where we do not have financial information for the most recent quarter from our tenants, we have calculated an implied EBITDAR for the 2020 third quarter using industry benchmark data to more accurately reflect the impact of COVID-19 on our tenants' operations. We believe using only financial information from the earlier periods could be misleading as it would not reflect the negative impact those tenants experienced as a result of the COVID-19 pandemic. As a result, we believe using this industry benchmark data provides a more accurate estimated representation of recent operating results and coverage for those tenants.

<u>Debt</u>: Debt amounts reflect the principal balance as of the date reported. Net debt means total debt less unrestricted cash and cash equivalents as of the date reported.

<u>FF&E Reserve</u>: Most of our hotel operating agreements require the deposit of a percentage of gross hotel revenues into escrows to fund FF&E reserves. We own all the FF&E reserve escrows for our hotels. Our net lease agreements do not require FF&E escrow deposits; however, certain tenants may request that we fund capital improvements in return for increases in the annual minimum rent. Our tenants are generally not obligated to request and we are not obligated to fund any such improvements.

<u>FF&E Reserve Deposits Not Funded by Hotel Operations</u>: The operating agreements for our hotels generally provide that, if necessary, we will provide FF&E funding in excess of escrowed reserves. To the extent we make such fundings, our contractual annual minimum returns or rents generally increase by a percentage of the amounts we fund.

<u>Gross Book Value of Real Estate Assets</u>: Gross book value of real estate assets is real estate properties at cost plus acquisition related costs, if any, before purchase price allocations, less impairment write-downs, if any.

<u>Hotel EBITDA</u>: We define Hotel EBITDA as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in our condensed consolidated statements of income in accordance with GAAP. We believe Hotel EBITDA provides useful information to management and investors as a key measure of the profitability of our hotel operations.

<u>Hotel EBITDA Margin</u>: is the percentage of Hotel EBITDA of hotel operating revenues.

<u>Investment</u>: We define hotel investment as historical cost of our properties plus capital improvements funded by us less impairment write-downs, if any, and excludes capital improvements made from FF&E reserves funded from hotel operations that do not result in increases in minimum returns or rents.

We define net lease investment as historical cost of our properties plus capital improvements funded by us less impairment write-downs, if any.

<u>Minimum Return/Rent</u>: Each of our management agreements or leases with hotel operators provides for payment to us of an annual minimum return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees or security deposits. In addition, certain of our hotel management agreements provide for payment to us of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed or secured by deposits.

Each of our agreements with our net lease tenants provides for payment to us of minimum rent. Certain of these minimum payment amounts are secured by full or limited guarantees. Annualized minimum rent amounts represent cash rent amounts due to us and exclude adjustments, if any, necessary to record scheduled rent changes under certain of our leases, the deferred rent obligations payable to us under our leases with TA and the estimated future payments to us under our TA leases for the cost of removing underground storage tanks at our travel centers on a straight line basis or any reimbursement of expenses paid by us.

<u>Occupancy</u>: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy is an important measure of the utilization rate and demand of our hotels.

<u>Revenue per Available Room</u>: RevPAR represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure performance over comparable periods.

<u>SMTA Transaction:</u> On September 20, 2019, we acquired 767 net lease properties from Spirit MTA REIT, a Maryland REIT, (NYSE: SMTA), or SMTA, located in 45 states, for an aggregate transaction value of $2.5 billion.

<u>Total Gross Assets</u>: Total gross assets is total assets plus accumulated depreciation.

SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020

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Warning Concerning Forward-looking Statements This supplemental operating and financial data may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. The information contained in our filings with the SEC, including under “Risk Factors” in our periodic reports, or incorporated therein, identifies important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon our forward-looking statements. Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. SERVICE PROPERTIES TRUST | Supplemental Operating and Financial Data, September 30, 2020 39